EXHIBIT 11


                                           GOODY'S FAMILY CLOTHING, INC.


                                  STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

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                                                              Thirteen                        Twenty-six
                                                            Weeks Ended                      Weeks Ended
                                                      July 31,       August 1,        July 31,         August 1,
                                                       1999            1998            1999              1998
                                                    ------------  --------------    -------------   --------------

Net earnings for the period                         $ 9,707,000    $ 8,658,000       $  17,590,000  $ 16,426,000
                                                     ==========     ==========       =============  ============


Weighted average common shares
   outstanding - Basic                               33,318,000      33,538,000      33,325,000        33,384,000

Common equivalent shares for outstanding stock
options                                                 582,000       1,451,000         584,000         1,452,000
                                                     ------------------------------------------------------------
Weighted average common shares
  outstanding - Diluted                              33,900,000      34,989,000      33,909,000        34,836,000
                                                     ============================================================


Earnings per common share
  Basic                                                  $ 0.29       $ 0.26          $ 0.53           $ 0.49
                                                     ============================================================
  Diluted                                                $ 0.29       $ 0.25          $ 0.52           $ 0.47
                                                     ============================================================



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